 Exhibit 99.1

YUMA ENERGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS – [●], 2016 AT [●] AM LOCAL TIME
CONTROL ID:
REQUEST ID:
The undersigned hereby appoints Sam L. Banks and James J. Jacobs, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Yuma Energy, Inc. (“Yuma”) that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on [●], 2016, at [●] a.m., local time, at [●], and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, “FOR” THE PROPOSAL TO APPROVE THE REINCORPORATION, “FOR” THE PROPOSALS RELATED TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF YUMA DELAWARE, “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE AMENDMENT TO THE YUMA CERTIFICATE OF DETERMINATION, “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE AMENDMENT TO THE YUMA 2014 LONG-TERM INCENTIVE PLAN, AND “FOR” ANY PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE ABOVE PROPOSALS.

Your vote is very important. Thank you for voting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by telephone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	https://www.iproxydirect.com/YUMA
TELEPHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF SHAREHOLDERS OF YUMA ENERGY, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote FOR all of the following Proposals.

Proposal 1		FOR	AGAINST	ABTAIN

Proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 6, 2014, as it may be amended from time to time, by and among Yuma Energy, Inc., Yuma Delaware Merger Subsidiary, Inc., Yuma Merger Subsidiary, Inc., and Davis Petroleum Acquisition Corp., and the transactions contemplated thereby.
		☐	☐	☐

CONTROL ID:
REQUEST ID:

Proposal 2		FOR	AGAINST	ABSTAIN
	Proposal to approve the reincorporation of Yuma from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary.	☐	☐	☐

Proposal 3

Proposals to approve five provisions in the amended and restated certificate of incorporation of Yuma Delaware that will be in effect after completion of the reincorporation and that are not in the current restated articles of incorporation of Yuma:

Proposal 3A		FOR	AGAINST	ABSTAIN

Proposal to approve the provision in the amended and restated certificate of incorporation of Yuma Delaware that authorizes 100,000,000 shares of common stock, $0.001 par value per share, of Yuma Delaware, and 20,000,000 shares of preferred stock, $0.001 par value per share, of Yuma Delaware.
		☐	☐	☐

Proposal 3B		FOR	AGAINST	ABSTAIN

Proposal to approve the provision in the amended and restated certificate of incorporation of Yuma Delaware that provides the Yuma Delaware board of directors with the authority to set the number of directors on the board.
		☐	☐	☐

Proposal 3C		FOR	AGAINST	ABSTAIN

Proposal to approve the provision in the amended and restated certificate of incorporation of Yuma Delaware that provides for the classification of the board of directors of Yuma Delaware into three classes with staggered terms.
		☐	☐	☐

Proposal 3D		FOR	AGAINST	ABSTAIN
	Proposal to approve the provision in the amended and restated certificate of incorporation of Yuma Delaware that restricts the ability of stockholders to remove directors without cause.	☐	☐	☐

Proposal 3E		FOR	AGAINST	ABSTAIN

Proposal to approve the provision in the amended and restated certificate of incorporation concerning classification of directors which provides that, if at any time the former stockholders of Davis beneficially own less than 50% of the aggregate voting power of all outstanding shares of stock entitled to vote in the election of Yuma Delaware’s directors, at each annual meeting of stockholders following such date, each of the successor directors elected at such annual meeting shall serve for a one-year term.
		☐	☐	☐

Proposal 3F		FOR	AGAINST	ABSTAIN

Proposal to approve the provision in the amended and restated certificate of incorporation of Yuma Delaware that requires certain actions and proceedings with respect to Yuma Delaware be brought in the federal or state courts located within the State of Delaware.
		☐	☐	☐

Proposal 4		FOR	AGAINST	ABSTAIN
	Proposal to approve and adopt the amendment to the Yuma Certificate of Determination to provide for the conversion of the Series A Preferred Stock into shares of Common Stock.	☐	☐	☐

Proposal 5		FOR	AGAINST	ABSTAIN
	Proposal to approve and adopt the Amendment to the Yuma 2014 Long-Term Incentive Plan.	☐	☐	☐

Proposal 6		FOR	AGAINST	ABSTAIN
	Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposals above.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on [●], 2016: The Notice, Proxy Statement and Form 10-K/A are available at www.iproxydirect.com/YUMA.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________________________________________________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

Dated: ________________________, 2016

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)